UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 18, 2022

AAR CORP.

(Exact name of registrant as specified in its charter)

Delaware	1-6263	36-2334820
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One AAR Place

1100 N. Wood Dale Road

Wood Dale, Illinois 60191

(Address and Zip Code of Principal Executive Offices)

Registrant’s telephone number, including area code: (630) 227-2000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $1.00 par value	AIR	New York Stock Exchange
Chicago Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule  405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 18, 2022, David P. Storch, Chairman of the Board of Directors (the “Board”) of AAR CORP. (the “Company”) advised the Board that he will retire as Chairman and as a member of the Board, effective as of the close of business on January 10, 2023.

On July 18, 2022, the Board appointed John M. Holmes, the Company’s President and Chief Executive Officer, to succeed Mr. Storch as Chairman of the Board effective upon Mr. Storch’s retirement  and subject to Mr. Holmes’ re-election to the Board at the 2022 annual meeting.

Mr. Storch’s decision to retire was made as part of the Company’s leadership transition plan. The Company and Mr. Storch intend to enter into a Consulting Agreement that provides for Mr. Storch’s continued service to the Company, with a term beginning on Mr. Storch’s retirement date and ending on the date of the Company’s 2024 annual meeting.

In accordance with the Company’s director retirement policy, Mr. Goodwin will be retiring from the Board upon the expiration of his term at the Company’s 2022 annual meeting. On July 18, 2022, the Board approved a reduction in the size of the Board from twelve directors to eleven directors and a reduction in the number of Class II directors from four to three, effective upon the expiration of Mr. Goodwin’s term at the Company’s 2022 annual meeting. The Board also appointed Mr. Marc J. Walfish as Lead Director, and Mr. Anthony K. Anderson as Chair of the Board’s Nominating and Governance Committee, positions currently held by Mr. Goodwin, effective as of Mr. Goodwin’s retirement. Mr. Walfish’s appointment as Lead Director is subject to his re-election to the Board at the 2022 annual meeting.

Also on July 18, 2022, the Board approved a further reduction in the size of the Board from eleven to ten and a reduction in the number of Class I directors from four to three, effective upon Mr. Storch’s retirement as of the close of business on January 10, 2023.

Item 8.01. Other Events.

On July 20, 2022, the Company issued a press release announcing the changes to the Board. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release issued by AAR CORP. on July 20, 2022.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document)

Additional Information and Where to Find It

The foregoing is not a proxy statement or a solicitation of proxies from the holders of common stock of AAR CORP. A solicitation of proxies in connection with the 2022 annual meeting will be made only by the Company’s definitive proxy statement that will be sent to all shareholders of record on the record date of July 28, 2022. The Company will be filing a definitive proxy statement for the 2022 annual meeting with the Securities and Exchange Commission (the “SEC”). Shareholders are urged to read the proxy statement and any other relevant documents filed or that will be filed with the SEC when they become available because they will contain important information. Shareholders will be able to receive the proxy statement and other relevant documents free of charge at the SEC’s website at http://www.sec.gov or through the Company’s own website at http://www.aarcorp.com. This Form 8-K is being filed as soliciting material pursuant to Rule 14a-12 under the Exchange Act solely as a precautionary matter, notwithstanding the fact that the issuer does not believe it constitutes solicitation material.

Participants in the Solicitation

The directors, nominees for election as director, executive officers and certain other members of management and employees of the Company may be deemed “participants” in the solicitation of proxies from shareholders of the Company in connection with the matters to be considered at the 2022 annual meeting. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the shareholders of the Company in connection with such matters will be set forth in the proxy statement to be filed with the SEC. In addition, information about the Company’s executive officers and directors may be found in the Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2021 and in its definitive proxy statement filed with the SEC on August 18, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	July 20, 2022

AAR CORP.

By:	/s/ Jessica A. Garascia
Jessica A. Garascia
Vice President, General Counsel and Secretary